UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): February 13, 2006

                                  Airtrax, Inc.
                                  -------------
             (Exact name of registrant as specified in its charter)



       New Jersey                      0-25791                   22-3506376
--------------------------------------------------------------------------------
(State or other jurisdiction     (Commission File Number)      (IRS Employer
     of incorporation)                                       Identification No.)


                 200 Freeway Drive Unit One, Blackwood, NJ 08012
                 -----------------------------------------------
              (Address of principal executive offices and Zip Code)

       Registrant's telephone number, including area code (856) 232-3000

                                   Copies to:
                               Richard A. Friedman
                              Eric A. Pinero, Esq.
                       Sichenzia Ross Friedman Ference LLP
                           1065 Avenue of the Americas
                            New York, New York 10018
                              Phone: (212) 930-9700
                               Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 13, 2006, we completed a private placement of our 8% Series D Unsecured Convertible Debentures (the "Debentures") and Stock Purchase Warrants (the "Warrants") to certain accredited investors pursuant to that certain Subscription Agreement (the "Subscription Agreement") dated as of February 13, 2006 under which we sold an aggregate of $391,200 principal amount Debentures convertible into shares of our common stock, no par value (the "Common Stock"), and warrants to purchase 250,769 shares of our Common Stock to certain accredited investors who are parties to the Subscription Agreement (the "Investors") for an aggregate purchase price of $391,200.

The Debentures mature on February 13, 2007. Provided there then exists no event of default by us under the Debentures, the principal of and any accrued but unpaid interest due under the Debentures on the maturity date shall automatically be converted into shares of Common Stock on the maturity date at the then applicable conversion price. The Debentures pay simple interest quarterly accruing at the annual rate of 8%, either in the form cash or shares of our Common Stock, at our election, which shall be valued and computed based upon the conversion price of the Debentures. The Debentures are convertible into shares of our Common Stock at a conversion price equal to $1.56. We may in our discretion require, after 90 days from the closing date, that the Investors convert all or a portion of the Debentures at a price equal to$1.56 per share.

In addition, we issued 250,769 Warrants to the Investors, representing an amount of Warrants equal to 100% of the quotient of (i) the principal amount of the Debentures issued at the closing date divided by (ii) the conversion price of the Debentures. The Warrants are exercisable at a price equal to $2.50, from the date of issuance until 5 years after the closing date.

The Investors are be entitled to "piggy-back" registration rights of the shares of common stock issuable upon conversion of the Debentures and exercise of the Warrants pursuant to the Subscription Agreement on registration statements (other than on Form S-8, S-4 or similar Forms) filed by us.

We claim an exemption from the registration requirements of the Act for the private placement of these securities pursuant to Section 4(2) of the Act and/or Regulation D promulgated thereunder since, among other things, the transaction did not involve a public offering, the Investors were accredited investors and/or qualified institutional buyers, the Investors had access to information about us and their investment, the Investors took the securities for investment and not resale, and we took appropriate measures to restrict the transfer of the securities.

Item 2.03 Creation of a Direct Financial Obligation.

          See Item 1.01 above.

Item 3.02 Unregistered Sales of Equity Securities.

          See Item 1.01 above.

Item 9.01 Financial Statements and Exhibits.

      (a) Financial statements of business acquired.

          Not applicable.

      (b) Pro forma financial information.

          Not applicable.

      (c) Exhibits.

Exhibit
Number                             Description
------- ------------------------------------------------------------------------
10.1 Form of Subscription Agreement of Airtrax, Inc. dated as of February 13, 2006.
10.2    Form of 8% Series D Unsecured Convertible Debenture of Airtrax, Inc.
10.3    Form of Stock Purchase Warrant of Airtrax, Inc.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         Airtrax, Inc.


Date: February 27, 2006                  /s/ Peter Amico
                                         ---------------------------------------
                                         Peter Amico
                                         Chief Executive Officer